                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     under

                          THE SECURITIES ACT OF 1933

                             ----------------------

                            W. R. GRACE & CO.
            (Exact name of registrant as specified in its charter)

            NEW YORK                                 13-3461988
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification No.)

                             ONE TOWN CENTER ROAD
                        BOCA RATON, FLORIDA 33486-1010
         (Address of principal executive offices, including zip code)

                               ------------------

                 NMC EMPLOYEES' SAVINGS AND INVESTMENT PLAN
                           (Full title of the Plan)

                               ------------------

                                ROBERT B. LAMM
                               W. R. GRACE & CO.
                             One Town Center Road
                        Boca Raton, Florida 33486-1010
                                 407/362-1645
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               ------------------

                       CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
                                            Proposed Maximum  Proposed Maximum
Title of Securities to be  Amount to        Offering Price    Aggregate        Amount of
    Registered*            Be Registered    Per Share**       Offering Price** Registration Fee
- ---------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE
     $1.00 PER SHARE       1,000,000 SHARES $52.3125          $52,312,500      $18,039
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referred to herein.

** Estimated for the sole purpose of computing the registration fee. Pursuant to Rule 457(c), the stated price represents the average of the high and low prices of the registrant's Common Stock in composite trading on April 26, 1995.


                                   PART I



            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            Pursuant to the Securities Act of 1933 ("Securities Act") and the regulations promulgated thereunder, the document or documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission ("SEC") as part of this Form S-8 Registration Statement and, therefore, are not set forth herein.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

           The following documents filed with the SEC by W. R. Grace & Co. ("Company") and the NMC Employees' Savings and Investment Plan ("Plan") are hereby incorporated herein by reference:

            1. The Company's Annual Report on Form 10-K and the Plan's Annual Report on Form 11-K, in each case for the latest fiscal year for which such a Report has been filed.

            2. All other reports filed by the Company or the Plan with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year for which an Annual Report on Form 10-K has been filed.

            3.    The description of the Company's Common Stock contained in
                  Item 4 of the Company's Registration Statement on Form 8-B, as amended.

            All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


            ITEM 4.    DESCRIPTION OF SECURITIES.

                 Not applicable.

      ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

            EXPERTS. The audited financial statements incorporated in this Registration Statement by reference have been so incorporated in reliance upon the reports of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

      ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            BY-LAWS; STATE LAW. Under its By-laws, the Company is empowered, to the full extent permitted by New York law, to indemnify its directors and officers. New York law generally permits the Company to indemnify its directors and officers against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified under New York law. Determinations concerning whether or not the applicable standards have been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel or (c) an affirmative vote of a majority of the voting power held by shareholders entitled to vote thereon.

            INSURANCE. The directors and officers of the Company are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

      ITEM 7.    EXEMPTIONS FROM REGISTRATION CLAIMED.

            Not applicable.

      ITEM 8.   EXHIBITS.

            The following exhibits have been filed as part of this Registration
Statement:

EXHIBIT NO.                                   EXHIBIT
- -----------                                   -------
   23                               Consent of Price Waterhouse LLP

   24                               Powers of Attorney

      The undersigned Registrant hereby undertakes to submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

      ITEM 9.    UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida.

                                                W. R. GRACE & CO.

                                                By /s/ B. J. SMITH
                                                   ------------------------
Date:  May 2, 1995                                    B. J. Smith
                                                (Executive Vice President)

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 1995.

               SIGNATURE                          TITLE
               ---------                          -----
             A. J. Costello*             President and Chief Executive Officer
                                         (Principal Executive Officer)

G. C. Dacey*                  G. J. Humphrey*         }
E. W. Duffy*                  V. A. Kamsky*           }
H. A. Eckmann*                P. S. Lynch*            }
J. W. Frick*                  R. C. Macauley*         }
C. L. Hampers*                J. E. Phipps*           }       Directors
T. A. Holmes*                 E. J. Sullivan*         }

  /s/ B. J. SMITH                  Executive Vice President
- --------------------
    (B. J. Smith)                (Principal Financial Officer)

 /s/ R. N. SUKENIK              Vice President and Controller
- --------------------
   (R. N. Sukenik)              (Principal Accounting Officer)


- ----------
* By signing his name hereto, Robert B. Lamm is signing this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


                                                By /s/ ROBERT B. LAMM
                                                   -------------------
                                                       Robert B. Lamm
                                                      (Attorney-in-Fact)

                                 SIGNATURES

THE PLAN

            Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the W. R. Grace & Co. Savings and Investment Plans, which is the Administrator of the NMC Employees' Savings and Investment Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 2, 1995.


                                                ADMINISTRATIVE COMMITTEE



                                                BY  /s/ R. H. CARL
                                                   ---------------------
                                                   (R. H. Carl, Chairman)


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 1995.

                  SIGNATURE                   TITLE

                  R. H. Carl*              }     Chairman

                  J. L. Hunt*              }
                  J. H. Keene*             }
                  J. A. Longo*             }
                  D. M. Murtaugh*          }     Members
                  J. E. Powers*            }
                  S. J. Rogers*            }


_________________

      * By signing his name hereto, R. H. Carl signs this document on his own behalf and on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


                                                BY /s/ R. H. CARL
                                                  -------------------------
                                                  (R. H. Carl, Individually
                                                   and as Attorney-in-Fact)

                               EXHIBIT INDEX


EXHIBIT NO.                   EXHIBIT


 23                           Consent of Price Waterhouse LLP

 24                           Powers of Attorney